Exhibit 99.1

Sylvia Wheeler

Vice President, Corporate Communications

Affymax, Inc.

650-812-8861

Mihoko Shinomiya

Corporate Communications Department

Takeda Pharmaceutical Company Limited

+81-3-3278-2292

Josephine Zammuto

Corporate Communications

Takeda Global Research & Development Center, Inc.

224-554-2795

AFFYMAX AND TAKEDA ANNOUNCE THE SUBMISSION OF A NEW DRUG APPLICATION FOR PEGINESATIDE FOR THE TREATMENT OF ANEMIA ASSOCIATED WITH CHRONIC RENAL FAILURE IN PATIENTS ON DIALYSIS

PALO ALTO, CALIF., & OSAKA, JAPAN, MAY 31, 2011 — Affymax, Inc. (Nasdaq: AFFY) and Takeda Pharmaceutical Company Limited (TSE: 4502, “Takeda”) today announced the submission of a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for the investigational agent peginesatide (formerly known as Hematide™) for the treatment of anemia associated with chronic renal failure (CRF) in adult patients on dialysis.

Peginesatide is a synthetic, PEGylated peptidic compound that binds to and activates the erythropoietin receptor and thus acts as an erythropoiesis stimulating agent (ESA). The agent is being co-developed by Affymax and Takeda. The NDA includes data from two Phase 3 studies (EMERALD 1 and 2) that evaluated the efficacy and safety of peginesatide, dosed once every four weeks, compared to epoetin alfa or epoetin beta, dosed more frequently (according to the product labels), in maintaining hemoglobin (Hb) levels. In the studies, CRF patients on dialysis who were receiving stable doses of epoetin, were randomized to receive once-monthly peginesatide or continue treatment with epoetin. The EMERALD findings suggested that once-monthly peginesatide was similar to epoetin in maintaining Hb levels in CRF patients on dialysis with anemia with a similar adverse event rate.

“The submission of the peginesatide NDA is an important milestone for Affymax and the result of dedication and diligence by both the Affymax and Takeda teams,” said John Orwin, chief executive officer, Affymax. “Anemia is a debilitating condition for chronic renal failure patients on dialysis, and our program illustrates the potential of peginesatide as an important once-monthly therapeutic option for patients and providers, if approved. We look forward to working with the FDA as they review the data package for the peginesatide New Drug Application.”

“We’re pleased to have partnered with Affymax on a submission that includes data from the largest Phase 3 program to support the initial registration of an ESA for the treatment of anemia of chronic renal failure and the first to prospectively evaluate the cardiovascular safety of an ESA via an analysis of independently adjudicated cardiovascular events,” said Azmi Nabulsi, M.D., M.P.H, president of Takeda Global Research & Development Center, Inc. U.S. “To date, limited options for treating anemia in chronic renal failure patients on dialysis exist. The peginesatide New Drug Application represents an important step in the evaluation of a potentially new treatment for this common condition in chronic renal failure.”

About Anemia in Chronic Renal Failure (CRF)

Anemia is a common complication in chronic kidney disease (also referred to as CKD or chronic renal failure), because the impaired kidneys are not able to produce enough erythropoietin, the hormone that promotes the production of oxygen-carrying red blood cells.(1) Research has shown that anemia impacts the overall health and well being of CKD patients and is associated with increased rates of hospitalization and mortality.(2) In severe or prolonged cases of anemia, the lack of oxygen in the blood can cause serious and sometimes fatal damage to the heart and other organs.(3),(4)

ESAs, which stimulate red blood cell production, are commonly prescribed to treat anemia in CRF.(3),(4) According to the Centers for Medicare and Medicaid Services, more than 95 percent of patients on dialysis in the U.S. are currently receiving ESA treatment for anemia in CRF.(5)

About Peginesatide

Affymax and Takeda are collaborating on the development of peginesatide and plan to co-commercialize the product if approved in the United States. The product, upon approval, will be commercialized outside the United States by Takeda. The most common adverse events reported in the clinical studies were diarrhea, cough, dyspnea, nausea, and muscle spasm.

About Affymax, Inc.

Affymax, Inc. is a biopharmaceutical company committed to developing novel drugs to improve the treatment of serious and often life-threatening conditions. For additional information, please visit www.affymax.com.

This release contains forward-looking statements, including statements regarding the continuation and success of Affymax’s collaboration with Takeda, milestones expected to be accomplished, timing, design and progress of the peginesatide development program and the timing and potential regulatory approval and commercialization of peginesatide. Affymax’s actual results may differ materially from those indicated in these forward-looking statements due to risks and uncertainties, including risks relating to the acceptability and completeness of the New Drug Application (NDA) filing, risks relating to regulatory requirements and approvals, in particular the FDA’s interpretation and review of the data in the NDA including issues related to the subgroup analyses in non-dialysis, data quality and integrity particularly in non-inferiority designed trials, the continued safety and efficacy of peginesatide in clinical development, the timing of patient accrual in ongoing and planned clinical studies, research and development efforts, industry and competitive environment, intellectual property rights and disputes and potential for costs, disruptions and consequences of litigation, financing requirements and ability to access capital and other matters that are described in Affymax’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Affymax undertakes no obligation to update any forward-looking statement in this press release.

About Takeda Pharmaceutical Company Limited

Located in Osaka, Japan, Takeda is a research-based global company with its main focus on pharmaceuticals. As the largest pharmaceutical company in Japan and one of the global leaders of the industry, Takeda is committed to strive towards better health for patients worldwide through leading innovation in medicine. Additional information about Takeda is available through its corporate website, www.takeda.com.

About Takeda Pharmaceuticals North America, Inc. and Takeda Global Research & Development Center, Inc.

Based in Deerfield, Ill., Takeda Pharmaceuticals North America, Inc. and Takeda Global Research & Development Center, Inc. are subsidiaries of Takeda Pharmaceutical Company Limited, the largest pharmaceutical company in Japan. The respective companies currently market oral diabetes, insomnia, rheumatology, gastroenterology and cardiovascular disease treatments and seek to bring innovative products to patients through a pipeline that includes compounds in development for diabetes, gastroenterology, neurology and other conditions. To learn more about these Takeda companies, visit www.tpna.com.

This press release contains forward-looking statements. Forward-looking statements include statements regarding Takeda’s plans, outlook, strategies, results for the future, and other statements that are not descriptions of historical facts. Forward-looking statements may be identified by the use of forward-looking words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “should,” “anticipate,” “plan,” “assume,” “continue,” “seek,” “pro forma,” “potential,” “target,” “forecast,” “guidance,” “outlook” or “intend” or other similar words or expressions of the negative thereof. Forward-looking statements are based on estimates and assumptions made by management that are believed to be reasonable, though they are inherently uncertain and difficult to predict. Investors are cautioned not to unduly rely on such forward-looking statements.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Some of these risks and uncertainties include, but are not limited to, (1) the economic circumstances surrounding Takeda’s business, including general economic conditions in Japan, the United States and worldwide; (2) competitive pressures and developments; (3) applicable laws and regulations; (4) the success or failure of product development programs; (5) actions of regulatory authorities and the timing thereof; (6) changes in exchange rates; (7) claims or concerns regarding the safety or efficacy of marketed products or product candidates in development; and (8) integration activities with acquired companies.

The forward-looking statements contained in this press release speak only as of the date of this press release, and Takeda undertakes no obligation to revise or update any forward-looking statements to reflect new information, future events or circumstances after the date of the forward-looking statement. If Takeda does update or correct one or more of these statements, investors and others should not conclude that Takeda will make additional updates or corrections.

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References

(1)               National Kidney and Urologic Diseases Information Clearinghouse. “Anemia in Kidney Disease and Dialysis.”  http://kidney.niddk.nih.gov/kudiseases/pubs/anemia.  Accessed March 3, 2011

(2)               Astor et al “Association of Kidney Function with Anemia: The Third National Health and Nutrition Examination Survey (1988-1992). Archives of Internal Medicine 2002; 162: 1401-1408

(3)               National Kidney Foundation.  “Anemia and Chronic Kidney Disease.” http://www.kidney.org/Atoz/pdf/anemia.pdf.  Accessed March 2, 2011.

(4)               National Heart Lung Blood Institute “What is Anemia.” http://www.nhlbi.nih.gov/health/dci/Diseases/anemia/anemia_what is.html. Accessed March 2, 2011.

(5)               Centers for Medicare and Medicaid Services. “MEDCAC Meeting 3/24/2010 - Erythopoiesis Stimulating Agents (ESA) in Anemia Related to Kidney Disease.”  http://www.cms.gov/medicare-coverage-database/details/medcac-meeting-details.aspx?MEDCACId=52.  Accessed March 4, 2011.